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                                                                      EX-99.e.1a

                                  EXHIBIT A
                              Series of the Fund
                              ------------------

                              THE BRINSON FUNDS*

                                 Global Fund
                              Global Equity Fund
                            Global Technology Fund
                             Global Biotech Fund
                               Global Bond Fund
                              U.S. Balanced Fund
                               U.S. Equity Fund
                            U.S. Value Equity Fund
                          U.S. Large Cap Equity Fund
                          U.S. Large Cap Growth Fund
                          U.S. Small Cap Equity Fund
                          U.S. Small Cap Growth Fund
                         U.S. Real Estate Equity Fund
                                U.S. Bond Fund
                               High Yield Fund
                          Emerging Markets Debt Fund
                         Global (Ex-U.S.) Equity Fund
                         Emerging Markets Equity Fund

* Each Series offers three separate classes of shares-the UBS Investment Funds shares, the Brinson Fund-Class I shares, and the Brinson Fund-Class N shares.



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       This Amendment has been agreed to as of this 28th day of April, 2000 by the undersigned.


       THE BRINSON FUNDS

Name:  E. Thomas McFarlan
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By:    /s/ E. Thomas McFarlan
       -----------------------

Title: President
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Accepted:

       FUNDS DISTRIBUTOR, INC.

Name:
       -----------------------

By:
       -----------------------

Title:
       -----------------------